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                                                                    Exhibit 3.33

                                    BY-LAWS

                                       OF

               LAND O'LAKES INTERNATIONAL DEVELOPMENT CORPORATION

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                                   ARTICLE I.
                                    Records

     Section 1.1 Share Register. This Corporation shall keep at its registered office, or at such other place or places within the United States as the Board of Directors may determine, a share register, giving the names and addresses of the Shareholders, the number and classes of shares held by each, and the dates on which the certificates therefor were issued.

     Section 1.2 Records to be Kept at Registered Office. This Corporation shall keep at all times at its registered office the following records:

          (a) The original or copies of all proceedings of the Shareholders and Directors, of its By-Laws and all amendments thereto, and of reports made to the Shareholders or any of them within the next preceding three (3) years;

          (b) A statement of the names and post office addresses of its principal Officers; provided, that the presence in such registered office during usual business hours of any one of such Officers shall excuse compliance with this Section 1.2(b); and

          (c) Appropriate and complete books of account.

     Section 1.3 Shareholders' Rights to Examine Records. Every Shareholder shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, the books of account and the records of the proceedings of the Shareholders and Directors, and to make extracts therefrom.

                                  ARTICLE II.
                            Meetings of Shareholders

     Section 2.1 Place of Meeting. All meetings of the Shareholders may be held at the registered office of this Corporation,

                                       1.

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or at such other place either within or without the State of Delaware as may be designated in the notice of the meeting or as may be consented to in writing by all of the Shareholders entitled to vote thereat.

     Section 2.2 Annual Meetings. The annual meeting of the Shareholders shall be held each calendar year at a time to be designated by the Board of Directors for the election of the members of the Board of Directors and the transaction of such other business as may come before the meeting; provided, however, that no business with respect to which special notice is required by law shall be transacted at an annual meeting unless such notice shall have been given.

     Section 2.3 Special Meetings. Special meetings of the Shareholders for any purpose or purposes may be called at any time by the President, or by the Vice President, or by any other persons authorized by law. Business transacted at all special meetings shall be confined to the purposes stated in the notice thereof.

     Section 2.4 Notice of Meetings. Notice of each meeting of Shareholders, stating the time and place thereof and, in the case of a special meeting, the purpose thereof, shall be mailed, postage prepaid, at least ten (10) days prior to such meeting to each Shareholder entitled to vote thereat at his address as it appears on the books of the Corporation. Notice of the time, place and purpose of any meeting of Shareholders may be waived in writing by any Shareholder. Such waiver may be given before or after the meeting and shall be filed with the Secretary or entered upon the records of the meeting.

     Section 2.5 Voting Rights. At each meeting of the Shareholders, each Shareholder, having the right to vote shall be entitled to vote in person or by proxy evidenced by an instrument in writing subscribed by such Shareholder and filed with the Secretary of this Corporation at or before the meeting. Each Shareholder shall have one (1) vote for each voting share registered in his name on the books of the Corporation at the date of the meeting, or, if the Board of Directors shall have by resolution fixed in advance a date not exceeding forty
(40) days preceding the date of any meeting for the purpose of taking a record of Shareholders entitled to vote at such meeting, then only Shareholders of record on such date, in person or represented by proxy, shall be entitled to notice of and to vote at such meeting, notwithstanding transfer of such shares after such record date. The Board of Directors may close the books of this Corporation against transfer of shares during the whole or any part of the period elapsing between such record date and the date of such meeting. All elections shall be held, and, unless otherwise required by these By-Laws or by the Articles of Incorporation or by law, all questions decided, by majority vote.

                                       2.

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     Section 2.6 Proxy Rules. A Shareholder may cast his vote in person or through a proxy. The appointment of a proxy shall be in a writing filed with the Secretary of this Corporation at or before the meeting. The authority of a proxy, if not coupled with an interest, may be terminated at will. Unless otherwise provided in the appointment, the proxy's authority shall cease eleven
(11) months after the appointment. A termination of a proxy's authority by act of the Shareholder shall be ineffective until written notice of the termination has been given to the Secretary of this Corporation. The appointment filed with the Secretary of this Corporation shall have the effect of revoking all appointments of prior date. If a Shareholder shall appoint two (2) or more persons to act as proxies, and if the instrument shall not otherwise provide, then a majority of such persons present at the meeting, or if only one (1) person shall be present, then that one (1) person, shall have and may exercise all of the powers conferred by such instrument upon all of the persons so appointed; and if such proxies be equally divided as to the right and manner of voting in any particular case, the vote shall be divided equally among the proxies. A proxy's authority shall not be revoked by the death or incapacity of the maker unless, before the vote is cast or the authority is exercised, written notice of such death or incapacity is filed with the Secretary of this Corporation.

     Section 2.7 Fiduciaries. A person or persons holding shares in a representative or fiduciary capacity may vote the same in person or by proxy. General or discretionary power may be conferred on such proxy. Where shares are held jointly by three (3) or more representatives or fiduciaries, the will of the majority shall control the manner of the voting or the giving of a proxy, unless the instrument or order appointing them otherwise directs. When in any case the representatives or fiduciaries are equally divided upon the manner of voting shares jointly held by them, any court of competent jurisdiction may, upon petition filed by any of them, or by any beneficiary, appoint an additional person to act with them in determining the manner in which such shares shall be voted upon in particular questions as to which they are divided.

     Section 2.8 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote at any meeting of the Shareholders, present in person or represented by proxy, shall be requisite to, and shall constitute a quorum for, the transaction of business.

     Section 2.9 Inspectors of Election. The Shareholders may at each annual or special meeting choose two (2) persons (who need not be Shareholders) to act as inspectors of election at all meetings of the Shareholders until the close of the next annual meeting. In case of a failure to elect inspectors, or in case the inspectors shall fail or refuse to serve, the Shareholders at any meeting may choose an inspector or inspectors to act at such meeting.

                                       3.
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     Section 2.10 Action Without Meeting. Any action which may be taken by the
Shareholders at a meeting of Shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the Shareholders who would be entitled to vote at such meeting.


                                  ARTICLE III.
                                   Directors

     Section 3.1 Number and Election. The business of the Corporation shall be managed by a Board of Directors of three (3) members, except that if all of the shares of the Corporation are owned beneficially and of record by either one (1) or two (2) Shareholders, the number of members of the Board of Directors may be less than three (3) but not less than the number of Shareholders. The immediate successors of the first Board of Directors shall hold office until the first annual meeting of the Shareholders and until their successors have been elected and have accepted. Thereafter, the members of the Board of Directors shall be elected at the annual meeting of the Shareholders and shall hold office for a term of one (1) year and until their successors have been elected and have accepted. If the office of any member of the Board of Directors becomes vacant for any reason, a majority of the remaining members of the Board of Directors, although less than a quorum, may choose a successor who shall hold office until the next annual meeting of the Shareholders and until his successor has been elected and has accepted. Newly created directorships resulting from an increase in the authorized number of members of the Board of Directors by action of the Board of Directors may be filled by a two-thirds (2/3) vote of the members of the Board of Directors serving at the time of such increase and each person so elected shall hold office until the next annual meeting of the Shareholders and until his successor has been elected and has accepted. No member of the Board of Directors need be a Shareholder or Officer of this Corporation.

     Section 3.2 Annual Meetings. The annual meeting of the Board of Directors shall be held without notice immediately following the adjournment of the annual meeting of the Shareholders and at the same place, for the purpose of the election of the Officers for the ensuing year and to transact such other business as may properly come before the meeting.

     Section 3.3 Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall from time to time be determined by the Board of Directors.

     Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by the President or, during his absence, by a Vice President, on twenty-four (24) hours' notice to each member of the Board of Directors either personally, by mail, by telephone or by telegram. Special meetings shall be called by the President or, during his absence, by a Vice President, or by the or Secretary in like

                                       4.

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manner and on like notice on the written request of any member of the Board of
Directors.

     Section 3.5 Meetings by Telephone or Other Similar Communications Equipment. Members of the Board of Directors, or members of any Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 3.5 shall constitute presence in person at such meeting.

     Section 3.6 Notice of Meetings. Except as otherwise provided in these By-Laws or by law, notice shall be given to each Director of the time and place of each meeting of the Board, but any Director may, in writing, either before or after the meeting, waive notice thereof; and without notice any Director, by his attendance at any meeting, shall be deemed to have waived notice thereof.

     Section 3.7 Action Without Meeting. Any action which might be taken at a meeting of the Board of Directors or of a lawfully constituted Executive Committee thereof may be taken without a meeting if authorized by a writing or writings signed by all the Directors or by all of the members of such Committee, as the case may be, and such action shall be effective on the date on which the last signature is placed on such writing or writings, or such earlier effective date as is set forth therein.

     Section 3.8 Quorum. At all meetings of the Board of Directors, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, but if less than a quorum are present, those present may adjourn the meeting from time to time until a quorum shall be present.

     Section 3.9 Executive Committee. The Board of Directors may, by unanimous affirmative action of the entire Board of Directors, designate two (2) or more of their members to constitute an Executive Committee, which, to the extent determined by unanimous affirmative action of the entire Board, shall have and exercise the authority of the Board in the management of the business of this Corporation; provided that any such Executive committee shall act only in the interval between meetings of the Board, and shall be subject at all times to the control and direction of the Board.

     Section 3.10 Other Committees. The Board of Directors may, by majority vote, establish such other committees, with such purposes and powers, as it may deem necessary or desirable, but subject at all times to the control and direction of the Board.

                                       5.


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                                  ARTICLE IV.
                              Powers of Directors

     The general government, management and direction of the Corporation shall be vested in the Board of Directors, which shall be authorized to exercise all corporate powers except as limited by statute or otherwise vested by the Articles of Incorporation or by the By-Laws.


                                   ARTICLE V.
                                    Officers

     Section 5.1 Designation and Election. The Officers of this Corporation which Officers shall be a President (who shall be elected from the membership of the Board of Directors), a Secretary and a Treasurer (who may or may not be elected from the membership of the Board of Directors). The Board of Directors may appoint one (1) or more Vice Presidents, as the Board may designate and such number of Assistant Secretaries and Assistant Treasurers as the Board may from time to time determine (none of whom need be members of the Board of Directors). Any two (2) offices, except those of President and Vice President, may be held by the same person. All Officers shall hold office at the pleasure of the Board of Directors. If any vacancy shall occur among the Officers, it shall be filled by the Board.

     Section 5.2 Duties of President. The President shall be chief executive officer, shall preside at meetings of the Board of Directors and Shareholders, and shall have general charge, supervision and control of the business and affairs of the Corporation, subject, however, to the control of the Board of Directors.

     Section 5.3 Duties of Vice Presidents. Any Vice President, if any be designated by the Board, shall perform such duties and exercise such powers as may be determined from time to time by the Board.

     Section 5.4 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and keep minutes of all proceedings. Upon request by the appropriate officers, he shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors. He shall keep in safe custody the seal of this Corporation at its registered office and, when authorized by the Board of Directors, affix the same to any instrument requiring it. An Assistant Secretary may perform the duties of the Secretary during his absence or disability.

     Section 5.5 Duties of Treasurer. The Treasurer shall have custody of corporate funds and securities and shall keep or cause to be kept a full and accurate account of the receipts and disbursements in

                                       6.
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books belonging to this Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of this Corporation in such depositories as may be designated by the Board of Directors or by the President in the absence of designation by the Board. An Assistant Treasurer may perform the duties of the Treasurer during his absence or disability.

     Section 5.6 Removal of Officers. Any Officer may be removed by the Board of Directors with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed.

     Section 5.7 Compensation. The salary or compensation of the President shall be fixed by the Board of Directors, and the salary or compensation of all other officers may be fixed by the President pursuant to direction from the Board of Directors.

     Section 5.8 Special Powers. In the absence or disability of the President, any officer designated by the Board shall perform the duties and exercise the powers of the President. In addition, any Officer may be vested by the Board of Directors with any power and charged with any duty not contrary to law or inconsistent with the Articles of Incorporation or these By-Laws.

                                  ARTICLE VI.
                               Share Certificates

     Section 6.1 Certificate of Shares. The certificate of shares of this Corporation shall be fully or partially printed, lithographed or steel engraved and shall be registered in the books of this Corporation as they are issued. The certificates shall exhibit the holder's name, number of shares and shall be signed either manually or by duly authorized facsimile, engraving or printing by the President or Vice President and the Secretary.

     Section 6.2 Lost Certificates. Any Shareholder claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so require, give the Corporation a bond of indemnity in form, and with one (1) or more sureties, satisfactory to the Board of Directors, in at least twice the fair market value of stock, as determined by the Board of Directors, represented by the certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

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                                  ARTICLE VII.
                                 Corporate Seal

               This Corporation shall not have a corporate seal.

                                 ARTICLE VIII.
          Indemnification of Officers, Directors, Employees and Agents

     Section 8.1 Indemnification. This Corporation shall indemnify each Director, Officer, employee, or agent of this Corporation, and any person serving at the request of this Corporation as a member of the Board of Directors, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him to the fullest extent to which Officers and Directors may be indemnified under the terms and conditions of the Minnesota Business Corporation Act, or any amendments thereto or substitutions therefor.

     Section 8.2 Insurance. This Corporation may purchase and maintain insurance on behalf of any person who may be indemnified to the extent of his right to indemnify under this Article VIII.

                                  ARTICLE IX.
                                   Amendment

     These By-Laws may be amended by a majority vote of the membership of the Board of Directors except that the Board of Directors shall not have the power
(i) to adopt amendments relating to the allotments, transfer or issuance of capital shares of this Corporation without the unanimous vote of the holders of Common Shares; or (ii) to alter any By-Law fixing their qualifications, classifications, term of office, or numbers; provided, however, any such amendments shall be subject to change or repeal by the holders of a majority vote of the Common Shares of this Corporation.

                                   ARTICLE X.
                                 Miscellaneous

     Any procedures not covered by the applicable provisions of the Minnesota Business Corporation Act, the Articles of Incorporation of this Corporation, or these By-Laws, shall be governed by Robert's Rules of Order Newly Revised, as amended from time to time.

                                       8.